Exhibit 99.2

Deer Valley Corporation & Subsidiaries

Condensed Consolidated Financial Statements

For the Nine Months Ended September 27, 2014 and September 28, 2013

Contents:

Condensed Consolidated Balance Sheets as of September 27, 2014 (unaudited) and December 28, 2013	F-2

Condensed Consolidated Statements of Operations for the Three and Nine Month Periods Ended September 27, 2014 and September 28, 2013 (unaudited)	F-3

Condensed Consolidated Statements of Cash Flows for the Nine Month Period Ended September 27, 2014 and September 28, 2013 (unaudited)	F-4

Notes to Condensed Consolidated Financial Statements (unaudited)	F-5 - F-10

Deer Valley Corporation & Subsidiaries

Condensed Consolidated Balance Sheets

	September 27,	December 28,
	2014	2013
	(unaudited)
ASSETS

Current Assets:
Cash	$3,975,814	$3,107,213
Accounts receivable, net	1,770,016	1,537,027
Inventory	1,781,619	1,310,618
Deferred tax asset	551,316	567,693
Inventory finance notes receivable	2,146,630	2,607,456
Construction loan notes receivable	-	693,257
Prepaid expenses and other current assets	202,694	120,069
Total Current Assets	10,428,089	9,943,333
Fixed Assets:
Property, plant and equipment, net	2,130,584	2,143,707
Other Assets:
Inventory finance notes receivable, net	1,671,760	3,287,772
Deferred tax asset	1,409,725	1,621,179
Other assets	15,160	17,482
Total Other Assets:	3,096,645	4,926,433
Total Assets	$15,655,318	$17,013,473

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Current maturities on long term debt	$125,600	$125,600
Revolving credit loans	700,000	3,056,799
Accounts payable	600,886	364,887
Accrued expenses	2,266,024	1,514,010
Accrued warranties	1,205,000	1,185,000
Income tax payable	-	140,162
Total Current Liabilities	4,897,510	6,386,458
Long Term Liabilities:
Long-term debt, net of current maturities	722,200	816,400
Total Long Term Liabilities	722,200	816,400
Total Liabilities	5,619,710	7,202,858

Commitments and Contingencies (Note 10)

Stockholders' Equity:
Common stock, $0.001 par value, 100,000,000 shares authorized, 17,786,184 and 17,786,184 shares issued and 15,396,387 and 15,434,447 outstanding, respectively.	17,788	17,788

Additional paid-in capital	33,254,293	33,254,293

Treasury Stock, at cost; 2,389,797 and 2,351,737 shares, respectively	(1,300,150)	(1,275,616)

Accumulated deficit	(21,936,323)	(22,185,850)
Total Stockholders' Equity	10,035,608	9,810,615
Total Liabilities and Stockholders' Equity	$15,655,318	$17,013,473

See notes to condensed consolidated financial statements

Deer Valley Corporation & Subsidiaries

Condensed Consolidated Statements of Operations

	For The Three Month Period Ended		For The Nine Month Period Ended
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)

REVENUE	$8,473,549	$7,285,472	$21,589,852	$19,963,500

COST OF REVENUE	6,738,180	5,886,887	17,665,416	16,295,573

GROSS PROFIT	1,735,369	1,398,585	3,924,436	3,667,927

OPERATING EXPENSES:
Depreciation	3,658	2,247	5,785	7,986
Selling, general and administrative	1,221,528	1,013,018	3,445,486	3,037,249

TOTAL OPERATING EXPENSES	1,225,186	1,015,265	3,451,271	3,045,235

OPERATING INCOME	510,183	383,320	473,165	622,692

OTHER INCOME (EXPENSES)
Interest income	121	122	361	414
Other income (expense)	-	2,000	2,200	2,000
Interest expense	(9,319)	(10,685)	(28,657)	(32,710)

TOTAL OTHER INCOME/(EXPENSES)	(9,198)	(8,563)	(26,096)	(30,296)

INCOME BEFORE INCOME TAXES	500,985	374,757	447,069	592,396

INCOME TAX (EXPENSE)	(205,973)	(110,834)	(197,541)	(200,784)

NET INCOME	$295,012	$263,923	$249,528	$391,612

Net Income Per Share (Basic)	$0.02	$0.02	$0.02	$0.03
Net Income Per Share (Fully Diluted)	$0.02	$0.02	$0.02	$0.03

Weighted Average Common Shares Outstanding	15,398,831	15,459,922	15,414,322	15,512,813
Weighted Average Common and Common Equivalent Shares Outstanding	15,398,831	15,459,922	15,414,322	15,512,813

See notes to condensed consolidated financial statements

Deer Valley Corporation & Subsidiaries

Condensed Consolidated Statements of Cash Flows

	For The Nine Month Period Ended
	September 27,	September 28,
	2014	2013
	(unaudited)	(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$249,528	$391,612
Adjustments to reconcile net income to net cash used in/provided by operating activities:
Depreciation	129,303	157,209
Gain on sale of equipment	(2,200)	(2,000)
Provision for credit losses	(70,980)	(117,660)
Changes in assets and liabilities:
(Increase)/decrease in receivables	(232,989)	(982,658)
(Increase)/decrease in inventories	(471,001)	(245,991)
(Increase)/decrease in deferred tax asset	227,829	210,269
(Increase)/decrease in inventory finance receivable	2,147,818	2,600,589
(Increase)/decrease in construction loan receivable	693,257	(1,069,007)
(Increase)/decrease in prepayments and other	(12,017)	(45,783)
Increase/(decrease) in accounts payable	235,999	237,702
Increase/(decrease) in income tax payable	(208,447)	(63,596)
Increase/(decrease) in estimated services and warranties	20,000	(60,000)
Increase/(decrease) in accrued expenses	752,014	137,916
CASH FLOW PROVIDED BY OPERATING ACTIVITIES	3,458,114	1,148,602

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of equipment	(116,180)	(130,693)
Proceeds from sale of property, plant and equipment	2,200	2,000
CASH FLOW (USED) IN INVESTING ACTIVITIES	(113,980)	(128,693)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(94,200)	(94,200)
Proceeds from revolving credit loans	4,600,000	11,396,287
Repayments of revolving credit loans	(6,956,799)	(12,924,487)
Purchases of treasury stock	(24,534)	(140,574)
CASH FLOW (USED) IN FINANCING ACTIVITIES	(2,475,533)	(1,762,974)

NET INCREASE/(DECREASE) IN CASH	868,601	(743,065)

CASH, Beginning	3,107,213	2,434,227
CASH, Ending	$3,975,814	$1,691,162

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid during the period for:
Interest	$73,361	$155,255
Taxes	$178,158	$106,008

See notes to condensed consolidated financial statements

Deer Valley Corporation & Subsidiaries

Notes to Condensed Consolidated Financial Statements

September 27, 2014

(unaudited)

NOTE 1 - BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements for the three and nine month periods ended September 27, 2014 and September 28, 2013 have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the Securities and Exchange Commission for Form 10-Q. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements.

The unaudited financial information included in this report includes all adjustments which are, in the opinion of management, necessary to reflect a fair statement of the results for the interim period. The operations for the three and nine month periods ended September 27, 2014 are not necessarily indicative of the results of the full fiscal year.

The condensed consolidated financial statements included in this report should be read in conjunction with the consolidated financial statements and notes thereto included in the Registrant's December 28, 2013 Annual Report on Form 10-K and subsequent filings on Form 10-Q and Form 8-K.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation - The condensed consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. Intercompany accounts and transactions have been eliminated in consolidation.

Accounting Estimates - The Company’s financial statements are prepared in conformity with accounting principles generally accepted in the United States of America which require management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fiscal Year - The Company operates on a 52-53 week fiscal year end.  Each fiscal quarter consists of 13 weeks, with an occasional fourth quarter extending to 14 weeks, if necessary.

Cash Equivalents - The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

The Company maintains its cash balances in two different financial institutions. The balances are insured by the Federal Deposit Insurance Corporation up to $250,000. Bank deposit accounts at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

Inventory Finance Notes Receivable – The Company offers inventory-secured financing for its products to qualified retail dealers and developers. Finance contracts require periodic installments of principal and interest over periods of up to 24 months. The Company periodically evaluates the collectibility of our notes receivable and considers the need to establish an allowance for doubtful accounts based upon our historical collection experience. We have established an allowance for doubtful accounts of $130,980 as of September 27, 2014 and $211,840 at September 28, 2013.

Impairment of Long-Lived Assets - Property and intangible assets are material to our consolidated financial statements. Further, these assets are subject to the potential negative effects arising from factors beyond the Company’s control including changing economic conditions. The Company evaluates its tangible and definite-lived intangible assets for impairment annually during our fourth quarter or more frequently in the presence of circumstances or trends that may be indicators of impairment. The evaluation is a two step process. The first step is to compare our undiscounted cash flows, as projected over the remaining useful lives of the assets, to their respective carrying values. In the event that the carrying values are not recovered by future undiscounted cash flows, as a second step, the Company compares the carrying values to the related fair values and, if the fair value is lower, record an impairment adjustment. For purposes of fair value, the Company generally uses replacement costs for tangible fixed assets and discounted cash flows, using risk-adjusted discount rates, for intangible assets. These estimates are made by competent employees, using the best available information, under the direct supervision of our management. For tangible property, plant and equipment, there have been no changes in assumptions or methodologies in the three month period ended September 27, 2014 as compared to September 28, 2013. The Company did not have intangible assets at September 27, 2014 and September 28, 2013.

In accordance with FASB Topic ASC 420 “Exit on Disposal Cost Obligations”, the Company evaluates the carrying value of long-lived assets to be held and used when events and circumstances warrant such a review. The carrying value of long-lived assets is considered impaired when the anticipated undiscounted cash flow from such assets is less than its carrying value. In that event, a loss is recognized based on the amount by which the carrying value exceeds the fair market value of the long-lived assets. Fair market value is determined primarily using the anticipated cash flows discounted at a rate commensurate with the risk involved. Losses on long-lived assets to be disposed of are determined in a similar manner, except that the fair market values are primarily based on independent appraisals and preliminary or definitive contractual arrangements less costs to dispose.

Revenue Recognition - Revenue for manufactured homes sold to independent dealers generally is recorded when all of the following conditions have been met; (a) an order for the home has been received from the dealer, (b) an agreement with respect to payment terms (usually in the form of a written or verbal approval for payment has been received from the dealer's flooring institution), and (c) the home has been shipped and risk of loss has passed to the dealer and collectability is reasonably assured.

Cost of Sales - The Company’s factory-built housing segment includes the following types of expenses in cost of sales: purchase and receiving costs, freight in, direct labor, supply costs, warehousing, direct and indirect overhead costs, inspection, transfer, actual and accrued warranty, depreciation, and amortization costs. The Company’s financial services segment includes the following types of expenses in cost of sales: interest expense

Selling, General and Administrative - The Company includes the following types of expenses in selling, general and administrative expense: sales salaries, sales commissions, bad debt expense, advertising, administrative overhead, administrative salaries and bonuses and legal and professional fees.

Earnings (Loss) Per Share - The Company uses the guidance set forth under FASB topic ASC 260, “Earnings Per Share” for calculating the basic and diluted loss per share. Basic (loss) per share is computed by dividing net (loss) by the weighted average number of common shares outstanding. Diluted (loss) per share is computed similar to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential shares had been issued, if the additional shares were dilutive.

Income Taxes - Income taxes are accounted for using the liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the expected future tax consequences of differences between the carrying amounts of assets and liabilities and their respective tax basis, using currently enacted tax rates. The effect on deferred assets and liabilities of a change in tax rates is recognized in income in the period when the change is enacted. Deferred tax assets are reduced by a valuation allowance when it is more likely than not that some portion or all of the deferred tax assets will not be realized.

NOTE 3 - INVENTORY

Inventory consisted of the following components:

	September 27,	December 28,
	2014	2013
	(unaudited)

Raw Materials	$1,103,366	$891,039
Work-in-Process	276,663	223,755
Finished Goods	401,590	195,824
Total Inventory	$1,781,619	$1,310,618

NOTE 4 - INVENTORY FINANCE NOTES RECEIVABLE AND ALLOWANCE FOR LOAN LOSS

The Company offers inventory-secured financing for its products to a limited number of qualified retail dealers and developers. Administrative services for inventory-secured financing are provided by Triad Financial Services, Inc. of Jacksonville, Florida. Finance contracts require periodic installments of principal and interest over periods of up to 24 months. These notes are secured by the inventory collateral and other security depending on borrower circumstances.

Inventory finance notes receivable, net, consisted of the following:

	September 27,	December 28,
	2014	2013
	(unaudited)

Inventory finance notes receivable	$3,949,370	$6,097,188
Allowance for loan loss	(130,980)	(201,960)
	3,818,390	5,895,228
Current portion of inventory finance notes receivable	(2,146,630)	(2,607,456)
Total inventory finance notes receivable, net	$1,671,760	$3,287,772

With respect to our inventory finance notes receivable, approximately 80% of the risk of loss is spread over five borrowers. In addition to historical experience, borrower inventory levels and activity are monitored in conjunction with a third-party provider to estimate the potential for loss. The Company anticipates it will be able to resell any repossessed homes, thereby mitigating loss experience. If a default occurs and collateral is lost, the Company is exposed to loss of the full value of the note receivable. The Company recorded a provision/(benefit) for credit losses of $(70,980) and $(117,660) for the nine month period ending September 27, 2014 and September 28, 2013, respectively. The following table represents changes in the estimated allowance for loan losses:

	September 27,	September 28,
	2014	2013
	(unaudited)	(unaudited)

Balance at beginning of period	$201,960	$329,500
Provision/(Benefit) for credit losses	(70,980)	(117,660)
Balance at end of period	$130,980	$211,840

NOTE 5 - ACCRUED EXPENSES

Accrued expenses consisted of the following:

	September 27,	December 28,
Category	2014	2013
	(unaudited)

Accrued dealer incentive program	$307,893	$230,429
Accrued third party billings	607,115	542,079
Accrued compensation	526,355	339,743
Accrued insurance	59,220	65,197
Accrued interest	4,822	11,985
Accrued repurchase commitment (Note 10)	203,945	152,510
Customer Deposits	430,027	-
Other	126,647	172,067
Total Accrued Expenses	$2,266,024	$1,514,010

NOTE 6 - PRODUCT WARRANTIES

The Company provides the retail home buyer a one-year limited warranty covering defects in material or workmanship in home structure, plumbing and electrical systems. The Company’s estimated warranty costs are accrued at the time of the sale to the dealer following industry standards and historical warranty cost incurred. Periodic adjustments to the estimated warranty accrual are made as events occur which indicate changes are necessary. As of September 27, 2014, the Company has recorded an accrued liability of $1,205,000 for estimated warranty costs relating to homes sold, based upon management's assessment of historical experience factors and current industry trends. Management reviews its warranty requirements at the close of each reporting period and adjusts the reserves accordingly.

The following tabular presentation reflects activity in warranty reserves during the periods presented:

	For The Three Month Period Ended	For The Nine Month Period Ended
	September 27,	September 27,
	2014	2014
	(unaudited)	(unaudited)

Balance at beginning of period	$1,145,000	$1,185,000
Warranty charges	440,648	1,218,432
Warranty payments	(380,648)	(1,198,432)
Balance at end of period	$1,205,000	$1,205,000

NOTE 7 - REVOLVING CREDIT LOANS

Effective September 10, 2013, Deer Valley renewed its $5,000,000 Revolving Credit Loan and Security Agreement with its primary bank, used for display model financing for dealers of the products produced by DVH (the “Display Model LOC”). The Display Model LOC has a two year term and has a variable interest rate at 4.00% above LIBOR or 4.15580% at September 27, 2014. As of September 27, 2014, the Company had no outstanding balance under the revolving credit loan.

Effective September 10, 2013, Deer Valley renewed its $3,000,000 Revolving Credit Loan and Security Agreement with its primary bank, used for short term working capital financing, letters of credit and as a bridge loan on financing the sale of retail units by DVH (the “Working Capital LOC”). The Working Capital LOC has a two year term and has a variable interest rate at 2.50% above LIBOR or 2.6570% at September 27, 2014. As of September 27, 2014, the Company had an outstanding balance of $700,000 under the revolving credit loan.

On April 12, 2013 Deer Valley entered into a $2,500,000 Revolving Credit Loan and Security Agreement with its primary bank, used for funding “construction-to-permanent loans” prior to the issue of a certificate of occupancy and ultimate resale of the loan to either private or government controlled long term financing entities. On August 19, 2014 the Company closed the Loan Facility used for funding “construction-to-permanent loans”.

The amount available under the revolving credit loans is equal to the lesser of $8,000,000 or an amount based on defined percentages of accounts receivable and inventories reduced by any outstanding letters of credit. At September 27, 2014, $3,479,453 was available under the revolving credit loans after deducting letters of credit of $65,000.

In addition to the revolving line of credit described in the preceding paragraph, DVH, during its normal course of business, is required to issue irrevocable standby letters of credit in the favor of independent third party beneficiaries to cover obligations under insurance policies. As of September 27, 2014, no amounts had been drawn on the above irrevocable letters of credit by the beneficiaries.

NOTE 8 - LONG_TERM DEBT

On May 26, 2006, DVH entered into a Loan Agreement with Fifth Third Bank (the “Lender”) providing for a loan of Two Million Dollars ($2,000,000) (the "Loan") evidenced by a promissory note and secured by a first mortgage on DVH’s properties in Guin, Alabama and Sulligent, Alabama, including the structures and fixtures located thereon, as well as DVH’s interest in any lease thereof. The Loan had a term from May 26, 2006 through June 1, 2011 and has a variable interest rate at 2.25% above LIBOR. There is no prepayment penalty. Future advances are available under the Loan Agreement, subject to approval by the Lender. Also on May 26, 2006, the Company and DVH guaranteed the Loan. Should Deer Valley default, thereby triggering acceleration of the Loan, the Company would become liable for payment of the Loan. On June 1, 2011 Fifth Third Bank agreed to extend the maturity date on the loan until an amendment to the loan agreement could be finalized.

On October 8, 2011, DVH and the Lender entered into that certain Amendment to Loan Agreement effective June 1, 2011, pursuant to which, among matters, (a) DVH made a cash payment to reduce the outstanding principal balance of the Real Estate Loan to $1,256,000, (b) the term of the Real Estate Loan was extended to June 1, 2016, and (c) the variable interest rate was set at 400 basis points (4.00%) above the One-Month LIBOR-Index Rate. The Real Estate Loan is guaranteed by DVC and DVFC.

NOTE 9 – INCOME TAXES

Income Taxes:

The components of the provision for income taxes are as follows:

Nine months ended
September 27, 2014
(unaudited)

Current income tax (benefit)	$(30,288)
Deferred income tax expense	227,829
Total income tax expense	$197,541

The items accounting for the difference between income taxes computed at the federal statutory rate and the provision for income taxes are as follows:

	Nine months ended
	September 27, 2014
	(unaudited)

		Impact on
	Amount	Rate
Income tax expense at federal rate	$152,003	34.00%
State tax expense, net of Federal effect	18,893	4.23%
Permanent Differences:
Meals and entertainment	17,168	3.84%
Officer's life insurance	1,003	0.22%
Total permanent differences	18,171	4.06%

Prior period over/under accrual	8,475	1.90%
Rounding	(1)	0.00%
Total income tax (benefit)	$197,541	44.19%

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's net deferred income taxes are as follows:

September 27, 2014
(unaudited)
Current Deferred Tax Assets:
Warranty reserve	$460,623
Repurchase reserve	77,960
Loan loss reserve	50,068
Allowance for doubtful accounts	7,072
Inventory reserve	4,137
Total Current Deferred Tax Asset	599,860

Non-Current Deferred Tax Assets:
Goodwill impairment	1,523,636
Total Non-Current Deferred Tax Assets	1,523,636

Current Deferred Tax Liability:
Prepaid insurance	(48,544)
Total Current Deferred Tax Liability	(48,544)

Non-Current Deferred Tax Liability:
Accelerated depreciation	(122,379)
Sale of assets	8,468
Total Non-Current Deferred Tax Liability	(113,911)
Total Deferred Tax Assets (Liabilities) - Net	$1,961,041

NOTE 10 - COMMITMENTS AND CONTINGENCIES

Litigation - The Company in the normal course of business is subject to claims and litigation. Management of the Company is of the opinion that, based on information available, such legal matters will not ultimately have a material adverse effect on the financial position or results of operation of the Company.

Reserve for Repurchase Commitments – DVH is contingently liable under the terms of repurchase agreements with financial institutions providing inventory financing for retailers of DVH’s products. These arrangements, which are customary in the industry, provide for the repurchase of products sold to retailers in the event of default by the retailer. The risk of loss under these agreements is spread over numerous retailers. The price DVH is obligated to pay generally declines over the period of the agreement (typically 18 to 24 months) and the risk of loss is further reduced by the sale value of repurchased homes. The maximum amount for which the Company is contingently liable under repurchase agreements is approximately $6,800,000 at September 27, 2014.  As of September 27, 2014 the Company reserved $203,945 for future repurchase losses, based on prior experience and an evaluation of dealers’ financial conditions. DVH to date has not experienced significant losses under these agreements, and management does not expect any future losses to have a material effect on the accompanying financial statements.

NOTE 11 - EQUITY TRANSACTIONS

Common Stock Dividends – There were no dividends paid during the nine month period ended September 27, 2014.

Treasury Stock – Pursuant to a common stock repurchase program approved by our Board of Directors, a total of 30,060 shares were purchased during the nine month period ended September 27, 2014 at a cost of $24,534 and recorded as treasury stock.

NOTE 12 – SEGMENT INFORMATION

Our business segments consist of factory-built housing and financial services. Our chief decision making officer considers income from operations as the basis to measure segment profitability. The following table summarizes net sales, income from operations, and identifiable assets by segment for the three and nine month periods ended September 27, 2014 and September 28, 2013.

	For The Three Months Ended		For The Nine Months Ended
	September 27,	September 28,	September 27,	September 28,
	2014	2013	2014	2013
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues from external customers
Factory-built housing	$8,387,621	$7,114,025	$21,278,948	$19,422,391
Financial services	85,928	171,447	310,904	541,109
Total revenues	$8,473,549	$7,285,472	$21,589,852	$19,963,500

Income (loss) from operations
Factory-built housing	$585,394	$362,244	$678,464	$709,588
Financial services	60,398	130,231	209,196	358,900
General corporate expenses	(135,609)	(109,155)	(414,495)	(445,796)
Total income (loss) from operations	$510,183	$383,320	$473,165	$622,692

Identifiable assets by segment
Factory-built housing	$11,277,122	$9,904,826
Financial Services	4,219,383	6,675,761
Other	158,813	83,490
	$15,655,318	$16,664,077

NOTE 13 – SUBSEQUENT EVENTS

On September 3, 2014, Peerless Systems Corporation, a Delaware corporation (“Peerless”), Vicis Capital Master Fund, a Cayman Island unit trust managed by Vicis Capital, LLC (“Vicis”), and the Company, entered into a Stock Purchase Agreement (the “SPA”). The transaction described in the SPA closed, and the consummation of the transaction described in the SPA occurred, effective as of October 6, 2014.

Pursuant to the terms and conditions of the SPA, (a) Vicis sold to Peerless, and Peerless purchased from Vicis, 12,310,458 shares of the Company’s common stock for a purchase price of $3,600,000, and (b) the Company sold to Peerless, and Peerless purchased from the Company, 126,000 shares of the Company’s common stock for a purchase price of $81,900. The purchased shares represent approximately eighty percent (80%) of the Company’s issued and outstanding shares of common stock.